Exhibit 10.51
SUBSCRIPTION AGREEMENT
FOR SECURITIES
OF
ARTES MEDICAL, INC.
SEPTEMBER [___], 2008

SUBSCRIPTION AGREEMENT
     THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made and entered into as of September [___], 2008, by and between Artes Medical, Inc., a Delaware corporation (the “Company”), and the person or entity listed on the signature page hereof (“Investor”).
RECITALS
     A. The Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.
     B. Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of (i) shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, set forth below Investor’s name on the signature page of this Agreement (which aggregate amount for all investors in this offering (the “Offering”) together shall be [                    ] shares of Common Stock and shall be collectively referred to herein as the “Shares”) and (ii) warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to acquire up to that number of additional shares of Common Stock equal to 50% of the number of Shares purchased by Investor (rounded up to the nearest whole share).
     C. The Company has engaged Empire Asset Management Company as its exclusive placement agent (the “Placement Agent”) for the Offering on a “reasonable efforts, no minimum” basis.
     D. In connection with the Offering, the Company will agree to provide certain registration rights (the “Registration Rights”) as set forth in Section 4 of this Agreement with respect to the Shares and Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.
     In consideration of the above recitals and the mutual covenants made herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Investor hereby agree as follows:
SECTION 1.
DEFINITIONS
     In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1:
     “Agreement” has the meaning set forth in the Preamble.

     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
     “Closing” means the closing of the purchase and sale of the Shares and the Warrants pursuant to this Agreement.
     “Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Section 6 hereof are satisfied, or such other date as the parties may agree.
     “Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may be hereafter reclassified or changed.
     “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
     “Company” has the meaning set forth in the Preamble.
     “Company Permits” has the meaning set forth in Section 3.2(i).
     “Default Event” has the meaning set forth in Section 4.5.
     “Dilutive Issuance” has the meaning set forth in Section 5.2(a).
     “Discussion Time” means the period commencing from the time that Investor first received a term sheet or any other document from the Company or other person setting forth the material terms of the transactions contemplated hereunder until the date hereof.
     “Equity Securities” means (i) Common Stock and (ii) Common Stock Equivalents.
     “Event Date” has the meaning set forth in Section 4.5.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     “Exempt Issuance” means (i) any Equity Securities issued or issuable pursuant to options, warrants or other rights issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to equity incentive plans or other employee benefit arrangements; (ii) any Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the Closing Date; (iii) any Equity Securities issued or issuable for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination; (iv) any Equity Securities issued or issuable in connection with any stock split, stock dividend or recapitalization by the Company; (v) any Equity Securities issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution; (vi) any Equity Securities issued or issuable in connection with strategic transactions involving the Company and other entities, including joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements; and (vii) any Equity Securities issued or issuable to the Placement Agent or its affiliates.
     “Holding Period” has the meaning set fort in Section 4.5.
     “Investor” has the meaning set forth in the Preamble.
     “Intellectual Property” means the Company’s and each of its Subsidiaries’ patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.
     “Investment Summary” means the Investment Summary, dated September 17, 2008, with respect to the Offering.
     “Issuable Maximum” has the meaning set forth in Section 5.2(b).
     “Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.
     “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement; provided, however, a “Material Adverse Effect” with respect to Company shall not include any of the following or any combination of the following: (i) any event, change, condition, effect or circumstance that results from or is attributable to the announcement, pendency or consummation of this Agreement or the transactions contemplated hereby; (ii) any change in the market price or trading volume of Company’s common stock after the date hereof; or (iii) any event, change, condition, effect or circumstance resulting primarily from changes in general economic, regulatory or political conditions, conditions in the United States or worldwide capital markets, any act of terrorism, or any outbreak or continuation of hostilities or war, except to the extent that any such event, change, condition, effect or circumstance has a disproportionately adverse effect on Company as compared to other comparable businesses.
     “New Purchase Price” has the meaning set forth in Section 5.2(a).
     “Notice of Acceptance” has the meaning set forth in Section 5.1(d).
     “Offer” has the meaning set forth in Section 5.1(b).
     “Offer Notice” has the meaning set forth in Section 5.1(b).

     “Offer Period” has the meaning set forth in Section 5.1(d).
     “Offered Securities” has the meaning set forth in Section 5.1(b).
     “Offering” has the meaning set forth in the Preamble.
     “Participation Right Period” has the meaning set forth in Section 5.1.
     “Permitted Transferee” has the meaning set forth in Section 7.3.
     “Placement Agent” has the meaning set forth in the Recitals.
     “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Market.
     “Purchase Price” means $[                    1] per share of Common Stock.
     “Refused Securities” has the meaning set forth in Section 5.1(e).
     “Registrable Securities” means all shares of Common Stock of the Company issued to Investor under this Agreement, including all shares of Common Stock issued to Investor upon exercise of the Warrants, excluding in all cases, however, all Registrable Securities sold pursuant to Rule 144 and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Shares or the Warrant Shares.
     “Registration Rights” has the meaning set forth in the Recitals.
     “Regulation D” has the meaning set forth in the Recitals.
     “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
     “Rule 145” means Rule 145 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
     “Schedule of Exceptions” has the meaning set forth in Section 3.2.
     “SEC Documents” means the Company’s annual report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2007, as filed with the SEC on March 14, 2008, and the Amendment No. 1 to the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2007 (excluding exhibits), as filed with the SEC on April 22, 2008; and (ii)

[1]	Final Agreement shall include actual Purchase Price which shall be equal to the consolidated closing bid price of the Common Stock on the Nasdaq Global Market immediately preceding the Closing, plus $0.0625.

the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 (excluding exhibits), as filed with the SEC on August 11, 2008.
     “SEC Filings” means the SEC Documents, along with all other reports, schedules, forms, statements and other documents that the Company is required to file with the SEC pursuant to the reporting requirements of the Exchange Act.
     “Securities” means the Shares, Warrants and Warrant Shares.
     “Securities Act” has the meaning set forth in the Recitals.
     “Shares” has the meaning set forth in the Recitals.
     “Stockholder Approval” has the meaning set forth in Section 5.2(c).
     “Subscription Amount” means the aggregate amount to be paid for the Shares and the Warrants purchased hereunder as indicated on Investor’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount).”
     “Subsequent Placement” has the meaning set forth in Section 5.1(a).
     “Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.
     “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
     “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
     “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.
     “Violation” means (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.
     “Warrants” has the meaning set forth in the Recitals.
     “Warrant Shares” means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.
SECTION 2.
PURCHASE AND SALE
     2.1 Purchase and Sale of Securities. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Investor, and Investor hereby agrees to purchase from the Company, at the Closing the number of Shares equal to the quotient resulting from dividing (a) the Subscription Amount by (b) the Purchase Price, rounded down to the nearest whole Share. In addition, Investor shall receive a Warrant to acquire up to that number of additional shares of Common Stock equal to 50% of the number of Shares purchased by Investor (rounded up to the nearest whole share). The Warrants shall have an exercise price equal to $[                    ]2 per Warrant Share.
     2.2 Closing. The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of the Company at 5870 Pacific Center Boulevard, San Diego, California 92121 at 9:00 a.m., Pacific Time, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.
     2.3 Form of Payment. Unless otherwise agreed to by the Company and Investor, on or prior to the Business Day immediately prior to the Closing Date, Investor shall wire its Subscription Amount, in United States dollars and in immediately available funds as follows:

Bank:	Signature Bank
Address:	261 Madison Avenue, New York, New York 10016
ABA #:	[____]
Account Name:	Signature Bank, as Escrow Agent to Artes Medical, Inc.
     2.4 Delivery. Unless otherwise agreed to by the Company and Investor, on the Closing Date (a) the Company shall irrevocably instruct the Transfer Agent to deliver to each Investor one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 3 hereof), evidencing the number of Shares Investor is purchasing as is set forth on Investor’s signature page to this Agreement next to the heading “Number of Shares to be Acquired,” within three (3) Business Days after the Closing and (b) the Company shall issue to Investor a Warrant pursuant to which Investor shall have the right to

[2]	Final Agreement shall include actual exercise price which shall be equal to the consolidated closing bid price of the Common Stock on the Nasdaq Global Market immediately preceding the Closing.

acquire such number of Warrant Shares as is set forth on Investor’s signature page to this Agreement next to the heading “Warrants Issued,” duly executed on behalf of the Company and registered in the name of Investor.
SECTION 3.
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of Investor. Investor represents and warrants to the Company that:
          (a) Authorization. This Agreement constitutes the valid and legally binding obligation of Investor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable remedies, and except as indemnity provisions in the enforcement of Section 4 of this Agreement (relating to the Registration Rights) may be limited by law, and Investor has full legal capacity, power and authority to enter into and be bound by this Agreement.
          (b) Purchase for Own Account for Investment. Investor is purchasing the Securities for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Securities within the meaning of the Securities Act. Investor has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting Investor’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Investor is acquiring the Securities hereunder in the ordinary course of its business. Investor does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.
          (c) Access to Information. Investor has had an opportunity to ask questions of the Company’s representatives concerning the Company, its present and prospective business, assets, liabilities and financial condition that Investor reasonably considers important in making the decision to purchase the Securities. Neither such information nor any other investigation conducted by Investor or any of its representatives shall modify, amend or otherwise affect Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Investor acknowledges that it has received and reviewed the Investment Summary. Investor acknowledges receipt of copies of the SEC Documents.
          (d) Understanding of Risks. Investor is fully aware of: (i) the highly speculative nature of the investment in the Securities; (ii) the financial hazards involved; (iii) the lack of liquidity of the Securities and the restrictions on the transferability of the Securities (e.g., that Investor may not be able to sell or dispose of the Securities); (iv) the tax consequences of investment in the Securities and (v) the risks described in the Investment Summary, as well as in the SEC Documents, under the heading “Risk Factors.”

          (e) Investor’s Qualifications. Investor is an “accredited” investor as defined under Rule 501 of Regulation D promulgated under the Securities Act. Investor acknowledges that the purchase of the Securities is a speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
          (f) Compliance with Securities Laws. Investor understands and acknowledges that, in reliance upon the representations and warranties made by Investor herein, the sale of the Securities to Investor will not be registered with the SEC under the Securities Act or qualified under any state securities laws, but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the Securities Act or applicable state securities laws which impose certain restrictions on Investor’s ability to transfer the Securities.
          (g) Restrictions on Transfer. Investor understands that Investor may not transfer any of the Securities unless such Securities are registered under the Securities Act unless, in the reasonable opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Investor understands that only the Company may file a registration statement with the SEC. Investor has also been advised that exemptions from registration and qualification may not be available or may not permit Investor to transfer all or any of the Securities in the amounts or at the times proposed by Investor.
          (h) Rule 144. In addition, Investor has been advised that Rule 144, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and the Warrants, and, if issued, the Warrant Shares, solely due to the holding periods required thereunder and, in any event, requires that the Shares and the Warrants, and, if issued, the Warrant Shares, be held for a minimum of six months, and in certain cases one year, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Investor understands that Rule 144 may indefinitely restrict transfer of the Shares and the Warrants, and, if issued, the Warrant Shares, if Investor is an “affiliate” of the Company and “current public information” about the Company (as defined in Rule 144) is not publicly available.
          (i) Legends and Stop-Transfer Orders. Investor understands that certificates or other instruments representing any of the Securities acquired by Investor may bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE

AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.
     In order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, or elsewhere herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Securities, or if the Company transfers its own securities, it may make appropriate notations to the same effect in the Company’s records. Any legend endorsed on a certificate pursuant to this subsection (i) and the related stop transfer instructions with respect to such securities shall be removed, and the Company shall issue a certificate without such legend to the holder thereof, if such securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such securities may be made without registration.
          (j) No General Solicitation. Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.
          (k) Brokers and Finders. Investor has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents. Investor acknowledges that it is aware that the Company will be required to pay compensation to the Placement Agent as described in the Schedule of Exceptions.
     3.2 Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that, except as set forth in this Section, or on the Schedule of Exceptions attached hereto as Exhibit B (the “Schedule of Exceptions”), with any disclosure thereon being deemed disclosure for all purposes and all relevant subsections hereof, which exceptions will be deemed to be representations and warranties as if made hereunder:
          (a) Organization and Good Standing. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable). The Company has all necessary corporate power and authority to own, lease, use and operate its properties and to carry on its business as now being conducted and presently proposed to be conducted. All Subsidiaries are set forth on Schedule 3.2(a). The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
          (b) Requisite Power and Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to issue the Shares and the Warrants and to carry out the provisions of this Agreement. All corporate action on the part of the Company required for the lawful execution and delivery of this Agreement, issuance and delivery of the Shares and the Warrants and the performance by the Company of its obligations hereunder has been taken. Upon execution and delivery, this Agreement constitutes valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable remedies, and except as the indemnity provisions of Section 4 of this Agreement (relating to registration rights) may be limited by law. The Shares, when issued in compliance with the provisions of this Agreement, and the Warrant Shares, if issued, when issued in compliance with the provisions of the Warrants, will be duly authorized and validly issued, fully paid, non-assessable, subject to no lien, claim or encumbrance and issued in compliance with federal securities laws and applicable state securities laws. No stockholder of the Company or other person has any preemptive, anti-dilution, “poison-pill” or similar right with respect to the Shares and the Warrants and, if issued, the Warrant Shares. The Company has reserved such number of shares of its Common Stock necessary for issuance of the Shares and the Warrant Shares.
          (c) SEC Documents. The Company has furnished the SEC Documents to Investor with the Investment Summary. The Company has filed all of its SEC Filings for the two year period preceding the date hereof. As of their respective filing dates, or such later date on which such reports were amended, the SEC Filings complied in all material respects with the requirements of the Exchange Act. The SEC Filings as of their respective dates, or such later date on which such reports were amended, when issued did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Filings comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the financial statements included in the SEC Filings or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). The shares of Common Stock are currently listed on the Nasdaq Global Market. The Company has not received notice (written or oral) from Nasdaq to the effect that the Company is not in compliance with the continued listing and maintenance requirements of such Trading Market.
          (d) Capital Stock. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value of $0.001 per share, and 10,000,000 shares of Preferred Stock, par value of $0.001 per share. As of September 15, 2008, there were

16,514,163 shares of Common Stock issued and outstanding and there was no issued and outstanding Preferred Stock. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of September 15, 2008, none of the authorized Common Stock is reserved for issuance, other than (a) 3,145,099 shares of Common Stock reserved for future issuance pursuant to options granted and outstanding under the Company’s stock option plans, (b) 1,930,451 shares of Common Stock reserved for future issuance pursuant to options and awards which may be granted under the Company’s stock option plans, and (c) 3,580,603 shares of Common Stock reserved for future issuance pursuant to outstanding warrants. Except as set forth above, the Company has no outstanding securities convertible into or exchangeable for Common Stock and no contracts, rights, options or warrants to purchase or otherwise acquire Common Stock or securities convertible into or exchangeable for Common Stock.
          (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and reservation for issuance of the Warrant Shares) will not: (i) conflict with or result in a violation of any provision of the Company’s certificate of incorporation or bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, except for possible violations, conflicts or defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for any violations that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as required under federal securities laws and any applicable state securities laws, rules or regulations, by the terms of this Agreement, or by any applicable Trading Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Shares and Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof.
          (f) No Material Adverse Change. Since the date of the latest financial statements included in the SEC Documents, except as set forth in the SEC Documents or the Schedule of Exceptions, there has not been:
               (i) any changes in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the financial statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse to the Company and its subsidiaries taken as a whole;
               (ii) any material change, except in the ordinary course of business, in the contingent obligations of the Company whether by way of guarantee, endorsement, indemnity, warranty or otherwise; or
               (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company.
          (g) Litigation. Except as described in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of its Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person’s employment therewith that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.
          (h) Intellectual Property The Company owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all Intellectual Property in connection with the conduct its business as now operated (and, to the best of the Company’s knowledge, as presently contemplated to be operated in the future). There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, to the best of the Company’s knowledge, as presently contemplated to be operated in the future). To the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to the Intellectual Property. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

          (i) Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders issued by the appropriate federal, state local or foreign regulatory authorities necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to possess such franchises, grants, authorization, licenses, permits, easements, variances, exemptions, consents, certificates, approvals or orders could not reasonably be expected to have a Material Adverse Effect (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          (j) Certain Transactions. Except as set forth in the SEC Filings, to the knowledge of the Company there are no loans, leases, royalty agreements or other transactions between: (i) the Company or any of its Subsidiaries or any of their respective customers or suppliers, and (ii) any officer, employee, consultant or director of the Company or any person owning five percent (5%) or more of the capital stock of the Company or five percent (5%) or more of the ownership interests of the Company or any of its Subsidiaries or any member of the immediate family of such officer, employee, consultant, director, stockholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, stockholder or owner, or a member of the immediate family of such officer, employee, consultant, director, stockholder or owner.
          (k) No General Solicitation. Assuming the accuracy of Investor’s representations and warranties set forth in Section 3.1, to the knowledge of the Company neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D.
          (l) No Integrated Offering. Assuming the accuracy of Investor’s representations and warranties set forth in Section 3.1, to the knowledge of the Company neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to Investor or that would cause this Offering to be integrated with any prior offering by the Company for purposes of any stockholder approval provisions applicable to the Company or its securities.
          (m) No Brokers. Except as set forth in Schedule 3.2(m), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. To the knowledge of the Company, Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated herein that may be due in connection with the transactions contemplated by the Transaction Documents.
          (n) Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.
          (o) FCPA Matters. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his or her actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental or private official or person.
          (p) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Placement Agent promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to be taken on or prior to the Closing Date to qualify the Securities for sale to Investor in the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date.
SECTION 4.
REGISTRATION RIGHTS
     4.1 Company Registration. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Securities Act, whether for its own account or for the account of another stockholder (other than a registration relating solely to the sale of securities to participants in a Company stock plan for employees, consultants or directors on Form S-8, a registration relating to a corporate reorganization or other transaction under Rule 145, the Company shall, at such time, promptly give Investor written notice of such registration. Upon the written request of Investor given within twenty (20) days after mailing of such notice by the Company in accordance with Section 9(f), the Company shall, subject to the provisions of this Section 4, use commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that Investor has requested to be registered.
          (a) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not Investor has elected to include securities in such registration.
          (b) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 4 to include any of Investor’s securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders of the Company to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be allocated first, to the Company, and second, pro rata among the selling stockholders of the Company according to the total amount of securities held by such selling stockholders entitled to be included therein pursuant to registration rights held by such selling stockholders or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a partnership or corporation, the partners, retired partners and stockholders of such selling stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
     4.2 Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.1 hereof that Investor will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as will be required to effect the registration of their Registrable Securities. Investor covenants that it will promptly notify the Company of any changes in the information set forth in the registration statement regarding Investor or Investor’s “Plan of Distribution.”
     4.3 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 4.1 hereof:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless Investor, the partners, stockholders, officers and directors of Investor, any underwriter (as defined in the Securities Act) for Investor and each person, if any, who controls Investor or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation, and the Company will reimburse Investor, partner, stockholder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 4.3(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Investor or partner, stockholder, officer, director, underwriter or controlling person of Investor.
          (b) To the extent permitted by law, Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other investor purchasing shares of Common Stock and warrants to purchase shares of Common Stock at the Closing that is selling securities under such registration statement or any of such other investor’s partners, directors, officers, stockholders or any person who controls such investor within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such investor, partner or director, officer, stockholder or controlling person of such other investor may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation that arises solely as a result of written information furnished by Investor expressly for use in connection with such registration; and Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other investor, partner, officer, director, stockholder or controlling person of such other investor in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 4.3(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by Investor under this Section 4.3(b) in respect of any Violation will not exceed the aggregate proceeds received by Investor upon the sale of the Registrable Securities.
          (c) Promptly after receipt by an indemnified party under this Section 4.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if (i) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will relieve such indemnifying party of liability, but only to the extent that the failure to give notice shall materially adversely affect the indemnifying party in the defense of such claim.
          (d) If the indemnification provided for in Sections 4.3(a) or 4.3(b) hereof shall be unavailable to hold harmless an indemnified party in respect of any liability under the Securities Act, then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement or omission that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution under this subsection (v) by Investor exceed the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 4.3) received by it upon the sale of the Registrable Securities giving rise to such contribution. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that was not guilty of such fraudulent misrepresentation.
          (e) The obligations of the Company and Investor under this Section 4.3 will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.
     4.4 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, while a public market exists for the Common Stock of the Company, the Company will:
          (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times while Registrable Securities are outstanding;
          (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and
          (c) So long as Investor owns any Registrable Securities, furnish to Investor forthwith upon request a written statement by Investor to the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time it is subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing Investor to sell any such securities without registration (at any time the Company is subject to the reporting requirements of the Exchange Act).

     4.5 Expenses. All fees and expenses incident to the performance of or compliance with this Section 4 by the Company shall be borne by the Company whether or not any Registrable Securities are sold by Investor pursuant to a registration statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, and (iv) fees and disbursements of counsel and independent public accountants for the Company, (v) fees and disbursements of one counsel to Investors not to exceed $5,000 and (vi) filing fees and counsel fees of the Placement Agent (counsel fees not to exceed $5,000) if a determination is made that a NASD Rule 2710 filing is required to be made with respect to such registration statement.
     4.6 Default Event. If at any time during the period beginning on the six month anniversary of the Closing Date and ending on such date that all Registrable Securities held by Investor may be resold under Rule 144(b)(1)(i) without the requirements of paragraph (c)(1) of Rule 144 applying to such sale or otherwise without restriction or limitation pursuant to Rule 144 (the “Holding Period”), if the Company shall fail for any reason to satisfy the current public information requirements under Rule 144(c) (a “Default Event”) causing Investor to be unable to utilize Rule 144 for resales of Registrable Securities for a period of ten (10) consecutive calendar days (the date on which such 10-day period is exceeded being referred to as an “Event Date”), then the Company shall pay to Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to two percent (2.0%) of the aggregated Purchase Price paid by Investor pursuant to this Agreement (and cash exercise price actually paid by Investor with respect to Warrants) for any Registrable Securities then held by Investor for each thirty (30) calendar day period following the applicable Event Date (prorated for any period of less than thirty calendar days) until the applicable Default Event is cured; provided, that the Company shall not incur liquidated damages under this Section 4.6 if such Default Event occurs after the expiration of the Holding Period; provided, further, that notwithstanding anything to the contrary in this Agreement, the Company shall not incur liquidated damages under this Section 4.6 in excess of eight percent (8%) of the aggregate Purchase Price paid by Investor pursuant to this Agreement for any Shares then held by Investor. Payments of such amounts pursuant to this Section 4.6 shall be made in immediately available funds within five (5) business days after the end of each period that gives rise to such obligation, provided that if any such period extends for more than thirty (30) days payments shall be made at the end of each thirty-day period.
SECTION 5.
OTHER AGREEMENTS
     5.1 Participation in Future Financings.
          (a) Until the sixth (6) month anniversary of the Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of any of its Equity Securities (any such offer, sale, grant or disposition being referred to as a “Subsequent Placement”), unless the Company shall have first complied with this Section 5.1.

          (b) The Company shall deliver to Investor a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (i) identify and describe the Offered Securities, (ii) describe the price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, and (iii) offer to issue and sell to or exchange with Investor up to Investor’s pro rata percentage of the Offered Securities.
          (c) For purposes of this Section 5.1, Investor’s pro rata percentage is equal to the ratio of (i) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon exercise of outstanding warrants or options) held by Investor immediately prior to the issuance of the Offered Securities to (ii) the total number of outstanding shares of Common Stock (including all shares of Common Stock issued or issuable upon conversion of all convertible securities of the Company or upon the exercise of any outstanding warrants or options to purchase Company securities) immediately prior to the issuance of the Offered Securities.
          (d) To accept an Offer, in whole or in part, Investor must deliver a written notice to the Company prior to the end of the tenth (10th) Trading Day after Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of Investor’s pro rata percentage that Investor elects to purchase (the “Notice of Acceptance”).
          (e) The Company shall have twenty (20) Trading Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by Investor (the “Refused Securities”), but only upon terms and conditions that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.
          (f) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, Investor shall acquire from the Company, and the Company shall issue to Investor, the number or amount of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer. The purchase by Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to Investor and its counsel and compliance with applicable federal and state securities laws.
          (g) The restrictions contained in this Section 5.1 shall not apply in connection with any Exempt Issuance.

     5.2 Anti-Dilution Adjustment.
          (a) In the event that prior to the one year anniversary of the Closing Date the Company shall complete one or more Subsequent Placements at an effective price per share less than the Purchase Price (such lower price, the “New Purchase Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Purchase Price, such issuance shall be deemed to have occurred for less than the Purchase Price on such date of the Dilutive Issuance), then the Purchase Price shall be deemed to be equal to the New Purchase Price and the Company shall issue to Investor without receipt of additional consideration from Investor an additional number of shares of Common Stock equal to (i) such number of shares determined by dividing the aggregate Purchase Price paid by Investor by the New Purchase Price, less (ii) the number of Shares previously issued to Investor. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 5.2 in respect of Exempt Issuances.
          (b) Notwithstanding anything to the contrary in Section 5.2(a), if the Company has not obtained Stockholder Approval (as defined below), then the Company may not issue as a result of the adjustment of the Purchase Price in connection with a Dilutive Issuance a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued in the Offering pursuant to the Subscription Agreements, would exceed 19.99% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Closing Date (such number of shares, the “Issuable Maximum”). If on any adjustment of the Purchase Price in connection with a Dilutive Issuance, the number of shares of Common Stock issuable to Investor would exceed the Issuable Maximum and the Company shall not have previously obtained Stockholder Approval (as defined below), then the Company shall issue to Investor such number of shares of Common Stock equal to such Investor’s pro-portion of the Issuable Maximum and, with respect to the remainder of the aggregate number of shares of Common Stock issuable upon the adjustment of the Purchase Price in connection with a Dilutive Issuance, the Company shall be prohibited from issuing such shares of Common Stock until and unless Stockholder Approval has been obtained.
          (c) Notwithstanding anything to the contrary in Section 5.2(a), if the Company has not obtained such approval as may be required by the applicable rules and regulations of the Nasdaq Global Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Warrant Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date (“Stockholder Approval”), then the Purchase Price shall not be adjusted as provided in Section 5.2(a).
     5.3 Short Sales and Confidentiality After The Date Hereof. Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any short sales of shares of Common Stock during the period after the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly disclosed by the Company. Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Investor understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of Common Stock “against the box” prior to the effective date of a registration statement with respect to the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.
SECTION 6.
CONDITIONS PRECEDENT TO CLOSING
     6.1 Conditions to Obligations of Investor. The obligation of Investor to purchase the Shares and the Warrants at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by Investor:
          (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions herein required to be performed, satisfied or complied with by it at or prior to the Closing.
          (b) Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.
          (c) Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated in this Agreement.
          (d) Stop Orders. No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
          (e) CEO/CFO Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer,

dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c) and (d) above.
          (f) Secretary Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
          (g) Opinion of Company’s Counsel. Investor shall have received from DLA Piper LLP (US), counsel to the Company, an opinion dated the Closing Date and in substantially the form attached hereto as Exhibit C.
     6.2 Conditions to Obligations of the Company. The obligation of the Company to sell and issue the Shares and the Warrants to Investor at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
          (a) Representations and Warranties; Performance of Obligations. The representations and warranties made by Investor contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, and Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions herein required to be performed, satisfied or complied with by it at or prior to the Closing.
          (b) Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.
          (c) Payment of Purchase Price. Investor shall have wired its Subscription Amount, in United States dollars and in immediately available funds, to Signature Bank in accordance with Section 2.3.
SECTION 7.
MISCELLANEOUS
     7.1 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made among residents of, and wholly to be performed within, the State of New York, without regard to principles of conflict of laws or choice of laws. The parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York,

or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement.
     7.2 Further Instruments. From time to time, each party hereto will execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.
     7.3 Successors; No Other Beneficiaries. This Agreement will be binding upon and will inure to the benefit of the executors, administrators, legal representatives, heirs, successors, and assigns of the parties hereto; provided, however, that (i) rights of Investor hereunder may be transferred only in connection with (and to the transferee of) Common Stock of the Company purchased by Investor hereunder, but the Company may prohibit such transfer of rights if the transfer to a particular transferee would not, in the good faith judgment of the Company’s Board of Directors, be in the Company’s best interests, and (ii) any transferee of any shares of stock of the Company affected by this Agreement to whom rights are so transferred (a “Permitted Transferee”) will be required, as a condition precedent to acquiring such shares, to agree in writing to be bound by all the terms and conditions of this Agreement applicable to such Permitted Transferee’s transferor, and (iii) upon and after such transfer the Permitted Transferee will be deemed to be an Investor for purposes of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     7.4 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will be effective following the parties signatory hereto upon such counterpart signature by all initial parties hereto. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ”.pdf” signature page were an original thereof.
     7.5 Entire Agreement. This Agreement, including and incorporating the Schedule of Exceptions and all Exhibits attached hereto and referred to herein, constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes in its entirety any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.
     7.6 Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be addressed to the Senior Vice President and Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Investor shall be addressed to Investor at the address indicated on the signature page hereto or to such other address as such party may designate in writing from time to time to the Company. Unless otherwise provided, notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of (i) the date of personal delivery, or (ii) the date of delivery by facsimile, or (iii) the business day after deposit with a nationally-recognized courier or overnight service, including Federal Express or Express Mail, for United States deliveries or three (3) business days after such deposit for deliveries outside of the United States, or (iv) three (3) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth on the signature page, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service, including Express Mail. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice.
     7.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the investors in the Offering holding or having the right to acquire at least a majority of the Securities on a fully-diluted basis. Any amendment or waiver effected in accordance with this Section 7.7 will be binding upon the Company, Investor, and their permitted transferees and assignees. Notwithstanding the foregoing, the Company may, at any time prior to the Closing, modify the anti-dilution provisions contained in this Subscription Agreement and the Warrants to comply with Nasdaq Rule 4350 without first providing notice or obtaining prior consent of Investor.
     7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement to the extent unenforceable and the balance of such provisions, and of this Agreement, will be interpreted as if such provision or part and hereof were so excluded and will be enforceable in accordance with its terms.
     7.9 Expenses. The Company and Investor will bear its own costs and expenses incurred on its behalf with respect to the Agreement and the transactions contemplated hereby, including fees of legal counsel.
     7.10 Representation. Investor has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Warrants. For reasons of administrative convenience only, Investor and its counsel have the option to communicate with the Company through Littman Krooks LLP, who is serving as counsel to the Placement Agent only.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
INVESTOR

Shares Subscribed:

(Print Name of Individual or Entity)	Share Purchase Price:
Aggregate Purchase Price (Subscription Amount):

By:	By:
(Signature)	(Signature of Co-Investor)

Name:	Name:

(Co-Investor)

Title:

Address:

Social Security No./ Tax ID No.:

COMPANY

ARTES MEDICAL, INC.	Shares Issued:

Warrants Issued:
By:

Name:

Title:

Address:
5870 Pacific Center Boulevard,
San Diego, California 92121